Exhibit 10.1

SHAREHOLDERS’ AGREEMENT

REGARDING MANAGEMENT OF TOYZAP.COM, INC.

AND CALL OPTION BY CAGAN CAPITAL, LLC

THIS AGREEMENT is entered into as of April     , 2010 by and among certain shareholders of TOYZAP.COM, INC, a Texas Corporation (the “Company”) listed on Exhibit A attached hereto on one hand (the “Shareholders”), and Cagan Capital, LLC, a California limited liability company (“CC”).

RECITALS

The parties to this Agreement own the outstanding shares of the Company’s capital stock set forth opposite such Shareholder’s name on Exhibit A hereto. The parties consider it appropriate and in the best interests of the Company to determine the persons who are to manage the Company. The parties to this Agreement further agree that in the event the Company does not raise at least $2,000,000 in an equity financing by September 1, 2010, CC shall have the option to purchase all the shares of the Company held by the Shareholders under the terms and conditions herein.

AGREEMENT

In consideration of the foregoing and the mutual promises set forth herein, the parties agree as follows:

1. Definitions.

1.01. “Shares” shall mean any shares now outstanding or hereafter issued of the Company’s Common Stock, par value $0.001 per share; and shall further include any other shares of capital stock of the Company of any nature hereafter issued or issuable in substitution for such shares; and any other rights to any other equity or convertible equity of the Company.

1.02. “Shareholders” shall mean each Person, other than CC, who has executed this Agreement and each Person who is required to become a party to this Agreement in the future in accordance with the terms hereof.

1.03. “CC Nominee” shall mean Laird Q. Cagan, or any other individual reasonably acceptable to the Shareholders and requested by CC, to be appointed as director of the Company.

2. Election of CC Director.

2.01. During the term hereof, each of the Shareholders shall vote all Shares owned or held of record by such Shareholder, in order to elect the CC Nominee as a Director of the Company.

2.02. If at any time a majority in interest of the Shareholders, and all of the Company’s directors, except the CC Nominee, determine that: (a) the CC Nominee of the Company, after 60 days’ notice, is performing services for any person, firm or corporation engaged in a competing line of business with the Company; or (b) the CC Nominee, by reason of physical or mental disability has not been able for a period of 60 days to perform fully and adequately such person’s duties for the Company and such condition has been verified in writing by a licensed physician; then the CC Nominee may be terminated as director of the Company by written notice signed by a majority in interest of the Shareholders, and CC may appoint a new CC Nominee. All Shareholders shall cause to be removed any director who does not resign upon receipt of such notice.

3. Transfer of Shares.

3.01. No transfer or attempted transfer of any Shares shall be effective unless such Shares shall remain subject to the terms and conditions of this Agreement and unless and until the proposed transferee shall accept the terms and conditions of this Agreement by executing and delivering to the Company a Statement of Acceptance in the form reasonable acceptable to CC (the “Statement of Acceptance”). Upon the execution and delivery of the Statement of Acceptance, the transferee thereafter shall be deemed to be a Shareholder under this Agreement

3.02. The Company shall not transfer or reissue any Shares in violation of this Agreement or without proof of compliance herewith, and shall not issue, transfer or reissue any Shares (whether or not previously issued) unless they shall be restricted as herein provided by the proposed transferee’s acceptance of the terms and conditions of this Agreement as evidenced by the execution and delivery of a Statement of Acceptance in the form reasonably acceptable to CC. Upon the execution and delivery of the Statement of Acceptance, the transferee thereafter shall be deemed to be a Shareholder under this Agreement.

3.03. Any transfer or attempted transfer made in violation of this Agreement shall be void.

3.04 Except as expressly permitted in this Agreement, no Shareholder (nor its Permitted Transferees (as defined in Section 3.05)) may transfer any of its Shares (which, for purposes of this Agreement, shall include any hereinafter acquired shares of stock of the Company and this prohibition shall apply to any Permitted Transferee (as defined in Section 3.05) hereof), during the term of this Agreement. For purposes of this Agreement, “transfer” means any transfer, gift, bequest, pledge, encumbrance, hypothecation, assignment, or other act or action, either voluntary or involuntary, by operation of law or otherwise, whereby, or as a result of which, a Shareholder’s ownership, interest or rights in any Shares are disposed of, impaired, or affected in any way. Each Shareholder severally represents and warrants to, and covenants and agrees with, the Company that such Shareholder has not granted, and will not grant, any options, warrants, or rights to purchase any of its Shares which have either been issued or authorized by the Company for issuance.

3.05 The restrictions contained in this Agreement shall not apply with respect to any Transfer of Shares (the “Transferred Shares”) owned by a Shareholder (the “Transferor”) to any member of such Transferor’s Family Group (as defined herein) (collectively, the “Permitted Transferees”); provided, however, that in the case of a Transfer under this Section 3.05 then a Terminating Event (defined below) with respect to the Transferor shall cause the provisions of Section 5 to apply to the Transferred Shares and the Transferor shall continue to vote the Shares of the transferee as described in Section 2. A Transferor’s “Family Group” means (A) the Shareholder’s parents, spouse, siblings, and descendants (whether natural or adopted) and any trust solely for the benefit of the person and/or any of the person’s spouse and/or descendants and (B) any limited liability company, partnership, or corporation owned, controlled, or formed by a Shareholder, or (C) any member, partner, or stockholder of a Shareholder or of an entity established by a Shareholder under clause (B). Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

4. Legend.

Each certificate representing Shares shall be endorsed with a legend in substantially the following form, in addition to any other legends required by the Company in compliance with applicable securities laws:

“The transfer of the shares of stock represented by this Certificate is restricted under the terms of a Shareholders’ Agreement dated April 23, 2010, as it may be amended from time to time. A copy of the Agreement, with all amendments thereto, is on file at the principal office of the Company.”

All certificates shall be held in escrow by the Company until the termination of this Agreement.

5. Call Option.

5.01 In the event that the Company does not raise at least $2,000,000 in an equity financing by September 1, 2010 (“Terminating Event”), CC shall have the option, for a period of ninety (90) days from the date of the Terminating Event, to purchase all, but not less than all, of the Shares of the Shareholder (and for purposes of this Section 5, this will include the Shares of the Shareholder’s Permitted Transferees, as well as any subsequent shares of capital the Company beneficially owned by the Shareholder), and the Shareholder shall sell all of such Shares if such call option is exercised, on the terms and subject to the conditions set forth in this Section 5. The call option to purchase the Shares of the Shareholder shall be in writing, and may be exercised by CC or by other purchasers designated by CC. As used in this Section 5, the Shares of the Shareholder shall include any Shares which such Shareholder may have transferred to Permitted Transferees, and shall also include all options or other rights to sell such Shares or acquire additional shares of equity securities in the Company purchased from or otherwise directly received by the Shareholder from the Company.

5.02 If CC purchases the Shares of the Shareholder under this section, the purchase price for the Shares of the Shareholder (the “Call Price”) shall be equal to the amount set forth opposite such Shareholders’ name, set forth on Exhibit A attached hereto, subject to adjustment for stock splits, dividends, and the like.

6. Pre-emption.

The Articles of Incorporation and Bylaws of the Company shall at all times be, and be interpreted to be, consistent with the provisions of this Agreement, and the parties hereto shall not seek to enforce any provision of such Articles of Incorporation or Bylaws that is inconsistent with any provision of this Agreement.

7. Term.

This Agreement shall terminate upon the occurrence of any of the following events:

(a) The second anniversary of the effective date of this Agreement.

(b) Cessation of the Company’s business.

(c) The bankruptcy, receivership or dissolution of the Company.

(d) The effectiveness of a merger, consolidation or sale of substantially all of the Company’s assets if the Company is not the surviving corporation, except that a merger or consolidation with a subsidiary which effects a mere change in the form or domicile of the Company without changing the respective shareholdings of the Shareholders, shall not terminate this Agreement even if the Company is not the surviving corporation.

8. Miscellaneous.

8.01. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior negotiations or agreements, whether written or oral. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, personal representatives, successors and assigns.

8.02. Amendments. This Agreement may be amended only by a writing signed by the Company and a majority in interest of the Shareholders.

8.03. Assignment. Except as otherwise expressly provided herein, the rights and obligations of the parties pursuant to this Agreement may not be assigned without the express written consent of CC and a majority in interest of the other Shareholders. Any assignment or attempted assignment made in violation of this Agreement shall be void.

8.04. Severability. In case any provision of the Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision, as to such jurisdiction, shall be ineffective, without affecting the validity, legality, and enforceability of the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.05. Costs and Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party or parties of such litigation, as determined by the court in a final judgment or decree, shall pay to the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties, including, without limitation, such costs, expenses and fees on any appeals. If the successful party or parties shall recover judgment in any action or proceeding, its costs, expenses and attorneys’ fees shall be included in as part of such judgment.

8.06. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

8.07. Jurisdiction. The Shareholders and the Company agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement may be brought in any federal or state court located in Santa Clara County, California. The Shareholders and the Company, by the execution and delivery of this Agreement, irrevocably waive any obligation or any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid courts in any suit, action or proceeding and consent to the service of process by certified mail at the respective address of the Company and Shareholders set forth in the signature pages hereof and such other address as such party shall have designated in writing to the other parties hereto.

8.08. Specific Enforcement. Because of the unique relationship of the Shareholders and the unique value of their interests in the Company, in addition to any other remedies which the Shareholders may have upon breach of the agreements contained herein, the obligations and rights contained in Sections 2, 3 and 5 of this Agreement shall be specifically enforceable.

8.09 Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

8.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Shareholders’ Agreement as of the date first above written.

CAGAN CAPITAL, LLC

Laird Q. Cagan, Managing Member

SHAREHOLDERS:

Harold Montgomery	Cynthia Bailey

[Harold Montgomery, IRA]	Molly Ann Montgomery 1995 Trust

By:	By:
Name:	Name:
Title:	Title:

Philip Graham Montgomery 1997 Trust	Molly Ann Montgomery 2010 Trust

By:	By:
Name:	Name:
Title:	Title:

Philip Graham Montgomery 2010 Trust

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Shareholders’ Agreement as of the date first above written.

SHAREHOLDERS:

Benjamin C. Jessen 2010 Trust
[Craig Jessen, IRA]

By:	By:
Name:	Name:
Title:	Title:

Brooke A. Jessen 2010 Trust	Barrett C. Jessen 2010 Trust

By:	By:
Name:	Name:
Title:	Title:

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Shareholders’ Agreement as of the date first above written.

SHAREHOLDERS:

Alexander Upfill-Brown	Stuart Upfill-Brown

Philip O’B Montgomery, III	Carter Montgomery

John Montgomery	Peter Montgomery

Mary McDermott	Mark McKinley

Trisha Wilson	James Bass

Brian Bolton	Risher Randall

David Randall	William Randall

Richard Sesler

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Shareholders’ Agreement as of the date first above written.

SHAREHOLDERS:

John Liviakis	Michael Bayes

Wells Fargo Bank Roth IRA Custodian for John Liviakis	Wells Fargo Bank Roth IRA Custodian for Steven D. Lee

By:	By:
Name:	Name:
Title:	Title:

Michael McTeigue	Michael Helft

Kathy Cole	Pam Dobbs

Daryl O’Neill	Jill Hayashima

Barbara Hall	Clark R. Moore

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Shareholders’ Agreement as of the date first above written.

SHAREHOLDERS:

Wells Fargo Bank Roth IRA Custodian for Laird Q. Cagan	Well s Fargo Bank Roth IRA Custodian for Sherry W. Cagan

By:	By:

Name:	Name:

Title:	Title:

McAfee Capital, LLC	John Winter

By:

Name:

Title:

John Cagan	David Cagan

Wells Fargo Bank Roth IRA Custodian for Philip J. Kranenberg	Mark Moskowitz

By:

Name:

Title:

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Shareholders’ Agreement as of the date first above written.

SHAREHOLDERS:

By:

Name:

Title:

Exhibit A

Shareholders

Shareholder Name	Number of Shares Held*	Call Price*
Harold Montgomery	595,000	$14,714.07
Wells Fargo Bank Roth IRA Custodian for Harold Montgomery	1,905,000	$47,109.74
Wells Fargo Bank Roth IRA Custodian for Craig A. Jessen	1,650,000	$40,803.71
Wells Fargo Bank Roth IRA Custodian for Cynthia Bailey	250,001	$6,182.40
Alexander Upfill-Brown	3,556	$87.94
Stuart Upfill-Brown	3,556	$87.94
Molly Ann Montgomery 1995 Trust	23,621	$584.14
Philip Graham Montgomery 1997 Trust	23,621	$584.14
Molly Ann Montgomery 2010 Trust	250,000	$6,182.38
Philip Graham Montgomery 2010 Trust	250,000	$6,182.38
Philip O’B Montgomery, III	35,003	$865.61
Carter Montgomery	23,229	$574.44
John Montgomery	2,117	$52.35
Peter Montgomery	2,117	$52.35
Mary McDermott	46,089	$1,139.76
Mark McKinley	23,123	$571.82
Trisha Wilson	23,181	$573.26
James Bass	5,048	$124.83
Brian Bolton	1,475	$36.48
Risher Randall, Jr.	23,491	$580.92

David Randall	4,938	$122.11
William Randall	4,938	$122.11
Richard Sesler	896	$22.16
Benjamin C. Jessen 2010 Trust	200,000	$4,945.90
Brooke A. Jessen 2010 Trust	200,000	$4,945.90
Barrett C. Jessen 2010 Trust	200,000	$4,945.90
John Liviakis	257,380	$6,364.88
Wells Fargo Bank Roth IRA Custodian for John Liviakis	242,620	$5,999.88
Michael Bayes	50,000	$1,236.48
Clark R. Moore	75,000	$1,854.71
Wells Fargo Bank Roth IRA Custodian for Steven D. Lee	37,500	$927.36
Wells Fargo Bank Roth IRA Custodian for Michael McTeigue	25,000	$618.24
Michael Helft	12,500	$309.12
Wells Fargo Bank Roth IRA Custodian for Kathy Cole	15,000	$370.94
Pam Dobbs	10,000	$247.30
Daryl O’Neill	12,500	$309.12
Jill Hayashima	2,500	$61.82
Barbara Hall	2,500	$61.82
Wells Fargo Bank Roth IRA Custodian for Laird Q. Cagan	837,500	$20,710.97
Wells Fargo Bank Roth IRA Custodian for Sherry W. Cagan	600,000	$14,837.71
John Winter	50,000	$1,236.48
John Cagan	25,000	$618.24
David Cagan	25,000	$618.24
Wells Fargo Bank Roth IRA Custodian for Philip J. Kranenburg	12,500	$309.12

Mark L. Moskowitz	45,000	$1,112.83

TOTAL:	8,087,500	$200,000.00

*	Subject to adjustment for stock splits, dividends and the like.